Exhibit 99.1

FOR IMMEDIATE RELEASE

Heidrick & Struggles Reports Fourth Quarter & 2015 Financial Results

CHICAGO –February 23, 2016- Heidrick & Struggles International, Inc. (Nasdaq: HSII), a premier provider of senior-level executive search, leadership consulting and culture shaping services globally, today announced financial results for its fourth quarter and fiscal year ended December 31, 2015.

Highlights:

•	Fourth quarter net revenue (revenue before reimbursements) increased 19.2% to $144.5 million from $121.3 million in the 2014 fourth quarter. Net revenue increased 23.4% on a constant currency basis.

•	Adjusted EBITDA(1) in the fourth quarter improved to $11.4 million and Adjusted EBITDA margin(1) was 7.9%, compared to Adjusted EBITDA of $9.5 million and Adjusted EBITDA margin of 7.9% in the 2014 fourth quarter.

•	For the year, net revenue of $531.1 million increased 7.5% from $494.3 million in 2014. Net revenue in 2015 increased 12.3% on a constant currency basis.

•	Adjusted EBITDA in 2015 improved to $55.8 million and Adjusted EBITDA margin was 10.5%, compared to Adjusted EBITDA of $48.9 million and Adjusted EBITDA margin of 9.9% in 2014.

•	The number of Executive Search and Leadership Consulting consultants was 334 at December 31, 2015 compared to 307 at December 31, 2014.

•	Specific to Executive Search and Leadership Consulting, consultant productivity, as measured by net revenue per consultant, was $1.6 million in the fourth quarter and $1.5 million for the year.

•	Invested in the growth of its Leadership Consulting business with new leadership together with the acquisition of Co Company.

“Our fourth quarter and 2015 results reflect a second year of year-over-year growth in net revenue, profitability, and consultant headcount,” said Tracy Wolstencroft, Heidrick & Struggles’ President and Chief Executive Officer. “The results show continued progress on our four priorities –our talent, clients, diversified solutions and internal operations. In 2015, Heidrick & Struggles attracted and retained exceptional consultant talent across our global platform, delivered valuable leadership expertise and service to our clients, improved revenue growth and profitability, and increased shareholder value.”

(1)	Adjusted EBITDA refers to earnings before interest, taxes, depreciation, intangible amortization, stock-based compensation expense, compensation expense associated with Senn Delaney retention awards, earn-out accretion expense related to acquisitions, restructuring charges, and other non-operating income (expense). Adjusted EBITDA margin refers to adjusted EBITDA as a percentage of net revenue. Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures which the company believes are useful to management and meaningful to investors because they provide insight into the ongoing operating results of the company’s core business. A reconciliation to the most directly comparable GAAP measures are provided on the last page of the financial statements in this release.

2015 Fourth Quarter Results

Consolidated net revenue (revenue before reimbursements) increased 19.2 percent, or $23.2 million, to $144.5 million from $121.3 million in the 2014 fourth quarter. Excluding the impact of exchange rate fluctuations which negatively impacted results by $5.1 million, or 4.2 percent, consolidated net revenue increased $28.4 million or 23.4 percent.

Executive Search and Leadership Consulting net revenue increased 18.8 percent year over year, or $21.2 million, to $133.9 million from $112.7 million in the 2014 fourth quarter. Excluding the impact of exchange rate fluctuations which negatively impacted results by $5.0 million, or 4.4 percent, net revenue in this business increased $26.2 million or 23.2 percent. All regions contributed to fourth quarter revenue growth in this business with Americas up 20.8 percent (22.2 percent on a constant currency basis), Europe up 27.0 percent (37.2 percent on a constant currency basis), and Asia Pacific up 2.2 percent (9.9 percent on a constant currency basis). From a global practices perspective, the Global Technology & Services, Healthcare & Life Sciences, and Financial Services practices were the primary drivers of fourth quarter year-over-year growth in this business.

Net revenue from Culture Shaping services increased 24.7 percent, or $2.2 million, to $10.7 million from $8.5 million in the 2014 fourth quarter. The year-over-year increase largely reflects the timing of project executions. The impact of exchange rate fluctuations negatively impacted results by $0.1 million or 1.2 percent.

The company ended the fourth quarter and 2015 with 334 Executive Search and Leadership Consulting consultants compared to 307 at December 31, 2014 and 334 at September 30, 2015. Productivity, as measured by annualized Executive Search and Leadership Consulting net revenue per consultant, was $1.6 million in the 2015 fourth quarter, compared to $1.4 million in the 2014 fourth quarter. Specific to Executive Search, the company’s largest business, the number of confirmed searches in the 2015 fourth quarter increased 12.7 percent compared to the 2014 fourth quarter. The average revenue per executive search was $128,600, or $133,500 on a constant currency basis, compared to $124,800 in the 2014 fourth quarter.

Salaries and employee benefits expense in the 2015 fourth quarter increased 22.4 percent, or $19.1 million, to $104.5 million from $85.4 million in the 2014 fourth quarter. Variable compensation expense increased

$10.0 million primarily related to higher bonus accruals for consultant performance. Fixed compensation expense increased $9.1 million, largely reflecting higher minimum guarantees and sign-on bonuses for 2015 consultant hires, an increase in headcount, and higher stock-based compensation expense. Salaries and employee benefits expense was 72.3 percent of net revenue for the quarter, compared to 70.4 percent in the 2014 fourth quarter.

General and administrative expenses increased 8.3 percent, or $2.7 million, to $34.8 million from $32.1 million in the 2014 fourth quarter. The increase primarily reflects higher professional services fees related mostly to non-recurring projects. As a percentage of net revenue, general and administrative expenses were 24.1 percent compared to 26.5 percent in the 2014 fourth quarter.

Adjusted EBITDA in the 2015 fourth quarter increased 19.0 percent, or $1.9 million, to $11.4 million compared to $9.5 million in the 2014 fourth quarter. The Adjusted EBITDA margin (Adjusted EBITDA as a percentage of net revenue) in the 2015 fourth quarter was 7.9 percent, the same as in the 2014 fourth quarter.

Operating income in the 2015 fourth quarter increased 38.9 percent year over year, or $1.5 million, to $5.3 million, and operating margin (operating income as a percentage of net revenue) was 3.7 percent. This compares to operating income of $3.8 million and operating margin of 3.1 percent in the 2014 fourth quarter. The year-over-year improvements in Adjusted EBITDA and operating income reflect higher net revenue, partially offset by the increases in salaries and employee benefits and general and administrative expenses.

Net income in the 2015 fourth quarter increased to $1.3 million and diluted earnings per share were $0.07, based on an effective tax rate of 73.6 percent in the quarter. In the 2014 fourth quarter, the company reported net income of $0.8 million and diluted earnings per share of $0.04 based on an effective tax rate of 62.2 percent in the quarter.

Net cash provided by operating activities in the 2015 fourth quarter was $77.6 million, compared to $58.8 million in the 2014 fourth quarter. Cash and cash equivalents at December 31, 2015 were $190.5 million compared to $211.4 million at December 31, 2014 ($181.9 million net of debt). On September 30, 2015, the company repaid in full the outstanding debt of $26.5 million on its revolving credit facility.

2015 Results

For the fiscal year ended December 31, 2015 consolidated net revenue of $531.1 million increased 7.5 percent, or $36.8 million, from $494.3 million in 2014. Excluding the impact of exchange rate fluctuations which negatively impacted results by $24.2 million, or 4.9 percent, consolidated net revenue increased $61.0 million or 12.3 percent.

Executive Search and Leadership Consulting 2015 net revenue increased $35.3 million, or 7.7 percent, to $494.8 million from $459.5 million in 2014. Excluding the impact of exchange rate fluctuations which negatively impacted results by $23.7 million, or 5.2 percent, net revenue in this business increased $59.0 million or 12.8 percent. Revenue growth in the Americas of 15.2 percent (approximately 16.6 percent on a constant currency basis) and in Asia Pacific of 4.5 percent (approximately 12.7 percent on a constant currency basis) was partially offset by a decline in Europe of 7.7 percent (approximately 3.9 percent growth on a constant currency basis). From a global practices perspective, the Healthcare & Life Sciences, Financial Services, and Global Technology & Services practices drove year-over-year growth.

Net revenue from Culture Shaping services increased 4.5 percent in 2015, or $1.5 million, to $36.3 million from $34.8 million in 2014. Exchange rate fluctuations negatively impacted net revenue by $0.4 million, or about 1.2 percent.

Productivity, as measured by annualized Executive Search and Leadership Consulting net revenue per consultant, was $1.5 million in 2015, the same as in 2014. The number of executive searches confirmed in 2015 was 4,024, an increase of 7.3 percent compared to 2014. The average revenue per executive search was $115,300, or $120,800 on a constant currency basis, compared to $116,000 for the same period in 2014, reflecting the negative impact of currency rate fluctuations.

Adjusted EBITDA in 2015 improved to $55.8 million and Adjusted EBITDA margin was 10.5 percent, compared to Adjusted EBITDA of $48.9 million and Adjusted EBITDA margin of 9.9 percent in 2014. Operating income in 2015 improved to $34.1 million and operating margin was 6.4 percent compared to operating income of $26.7 million and operating margin of 5.4 percent in 2014.

Net income in 2015 was $17.1 million and diluted earnings per share were $0.92 reflecting an effective tax rate of 45.7 percent. Net income in 2014 was $6.8 million and diluted earnings per share were $0.37, reflecting an effective tax rate of 71.9 percent. In addition to valuation allowances established in 2014 that negatively impacted the 2014 tax rate, the effective tax rates in both years were higher than the statutory rate primarily because of losses incurred that could not be benefitted for tax purposes.

First Quarter 2016 Outlook

The company is forecasting first quarter 2016 consolidated net revenue of between $120 million and $130 million. This forecast is based on the average currency rates in January 2016 and reflects, among other factors, management’s assumptions for the anticipated volume of new Executive Search confirmations, Leadership Consulting assignments and Culture Shaping services, the current backlog, consultant productivity, consultant retention, and the seasonality of its business.

Wolstencroft added, “I want to thank all of our employees for their contributions to last year’s results. We begin 2016 with a strong foundation of global professionals and distinctive service offerings from which to serve our clients as trusted advisors, accelerating performance at the leader, leadership team, and organizational levels of an organization. To grow and strengthen our business around the world, and provide greater return to our shareholders, we must continue to attract, develop and retain the very best professionals, increase the depth and breadth of our service capabilities and further improve our internal operations.”

Quarterly Conference Call

Executives of Heidrick & Struggles will host a conference call to review its fourth quarter and 2015 results today, February 23, at 9 a.m. Central Time. Participants may access the company’s call and supporting slides through its website at www.heidrick.com. For those unable to participate on the live call, a webcast and copy of the slides will be archived at www.heidrick.com and available for up to 30 days following the investor call.

About Heidrick & Struggles International, Inc.

Heidrick & Struggles (Nasdaq: HSII) serves the executive talent and leadership needs of the world’s top organizations as a premier provider of leadership consulting, culture shaping and senior-level executive search services. Heidrick & Struggles pioneered the profession of executive search more than 60 years ago. Today, the firm serves as a trusted advisor, providing integrated leadership solutions and helping its clients change the world, one leadership team at a time. www.heidrick.com.

Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of comprehensive income, balance sheets or statements of cash flow of the company. Pursuant to the requirements of Regulation G, this earnings release contains the most directly comparable GAAP financial measure to the non-GAAP financial measure.

The non-GAAP financial measures used within this earnings release are Adjusted EBITDA and Adjusted EBITDA margin. Adjusted EBITDA refers to earnings before interest, taxes, depreciation, intangible amortization, stock-based compensation expense, compensation expense associated with Senn Delaney retention awards, earnout accretion expense related to acquisitions, restructuring charges, and other non-operating income (expense). Adjusted EBITDA margin refers to Adjusted EBITDA (as explained above) as a percentage of net revenue in the same period. A reconciliation of Adjusted EBITDA to Net Income is provided on the last page of this release.

These measures are presented because management uses this information to monitor and evaluate financial results and trends. Management believes this information is also useful for investors.

Safe Harbor Statement

This press release contains forward-looking statements. The forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry in which we operate and management’s beliefs and assumptions. Forward-looking statements may be identified by the use of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” and similar expressions. Forward-looking statements are not guarantees of future performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in the forward-looking statements. Factors that may affect the outcome of the forward-looking statements include, among other things, our ability to attract, integrate, manage and retain qualified executive search consultants; our ability to develop and maintain strong, long-term relationships with our clients; declines in the global economy and our ability to execute successfully through business cycles; the timing, speed or robustness of any future economic recovery; social or political instability in markets where we operate; the impact of foreign currency exchange rate fluctuations; unfavorable tax law changes and tax authority rulings; price competition; the ability to forecast, on a quarterly basis, variable compensation accruals that ultimately are determined based on the achievement of annual results; our ability to utilize our tax losses; the timing of the establishment or reversal of valuation allowances on deferred tax assets; the mix of profit and loss by country; our reliance on information management systems; any impairment of our goodwill and other intangible assets; and the ability to align our cost structure and headcount with net revenue. For more information on the factors that could affect the outcome of forward-looking statements, refer to our Annual Report on Form 10-K for the year ended December 31, 2014, under Risk Factors in Item 1A and our quarterly filings with the SEC. We caution the reader that the list of factors may not be exhaustive. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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Press Release Contacts:

H&S Investors & Analysts Contact:

Julie Creed - Vice President, Investor Relations & Real Estate:

1 312 496 1774, jcreed@heidrick.com

H&S Media Contact:

Lia Randazzo - Marketing Manager:

312.496.1788, lrandazzo@heidrick.com

Heidrick & Struggles International, Inc.

Consolidated Statements of Comprehensive Income (Loss)

(In thousands, except per share data)

(Unaudited)

	Three months ended December 31,
	2015	2014	$ Change	% Change
Revenue:
Revenue before reimbursements (net revenue)	$144,520	$121,262	$23,258	19.2%
Reimbursements	4,776	5,226	(450)	-8.6%

Total revenue	149,296	126,488	22,808	18.0%

Operating expenses:
Salaries and employee benefits	104,471	85,359	19,112	22.4%
General and administrative expenses	34,764	32,099	2,665	8.3%
Reimbursed expenses	4,776	5,226	(450)	-8.6%

Total operating expenses	144,011	122,684	21,327	17.4%

Operating income	5,285	3,804	1,481	38.9%

Non-operating expense:
Interest, net	178	(126)
Other, net	(690)	(1,664)

Net non-operating expense	(512)	(1,790)

Income before income taxes	4,773	2,014
Provision for income taxes	3,513	1,252

Net income	1,260	762
Other comprehensive income (loss), net of tax	561	(2,847)

Comprehensive income (loss)	$1,821	($2,085)

Basic weighted average common shares outstanding	18,379	18,240
Dilutive common shares	381	293

Diluted weighted average common shares outstanding	18,760	18,533

Basic net income per common share	$0.07	$0.04
Diluted net income per common share	$0.07	$0.04

Salaries and employee benefits as a % of net revenue	72.3%	70.4%
General and administrative expense as a % of net revenue	24.1%	26.5%
Operating income as a % of net revenue	3.7%	3.1%

Heidrick & Struggles International, Inc.

Segment Information

(In thousands)

(Unaudited)

	Three Months Ended December 31,
	2015	2014	$ Change	% Change	2015 Margin *	2014 Margin *
Revenue:
Executive Search and Leadership Consulting
Americas	$81,913	$67,796	$14,117	20.8%
Europe	30,927	24,347	6,580	27.0%
Asia Pacific	21,021	20,570	451	2.2%

Total Executive Search and Leadership Consulting	133,861	112,713	21,148	18.8%
Culture Shaping	10,659	8,549	2,110	24.7%

Revenue before reimbursements (net revenue)	144,520	121,262	23,258	19.2%
Reimbursements	4,776	5,226	(450)	-8.6%

Total revenue	$149,296	$126,488	$22,808	18.0%

Operating income:
Executive Search and Leadership Consulting
Americas	$17,109	$14,416	$2,693	18.7%	20.9%	21.3%
Europe	1,216	433	783	180.8%	3.9%	1.8%
Asia Pacific	(2,245)	96	(2,341)	NM	-10.7%	0.5%

Total Executive Search and Leadership Consulting	16,080	14,945	1,135	7.6%	12.0%	13.3%
Culture Shaping	1,965	978	987	100.9%	18.4%	11.4%

Total segments	18,045	15,923	2,122	13.3%	12.5%	13.1%
Global Operations Support	(12,760)	(12,119)	(641)	5.3%	-8.8%	-10.0%

Operating income	$5,285	$3,804	$1,481	38.9%	3.7%	3.1%

*	Margin based on revenue before reimbursements (net revenue).

Heidrick & Struggles International, Inc.

Consolidated Statements of Comprehensive Income

(In thousands, except per share amounts)

(Unaudited)

	Twelve months ended December 31,
	2015	2014	$ Change	% Change
Revenue:
Revenue before reimbursements (net revenue)	$531,139	$494,292	$36,847	7.5%
Reimbursements	17,172	18,947	(1,775)	-9.4%

Total revenue	548,311	513,239	35,072	6.8%

Operating expenses:
Salaries and employee benefits	369,385	337,448	31,937	9.5%
General and administrative expenses	127,692	130,191	(2,499)	-1.9%
Reimbursed expenses	17,172	18,947	(1,775)	-9.4%

Total operating expenses	514,249	486,586	27,663	5.7%

Operating income	34,062	26,653	7,409	27.8%

Non-operating expense:
Interest, net	(122)	(358)
Other, net	(2,386)	(2,108)

Net non-operating expense	(2,508)	(2,466)

Income before income taxes	31,554	24,187
Provision for income taxes	14,422	17,390

Net income	17,132	6,797
Other comprehensive loss, net of tax	(1,964)	(3,746)

Comprehensive income	$15,168	$3,051

Basic weighted average common shares outstanding	18,334	18,210
Dilutive common shares	381	222

Diluted weighted average common shares outstanding	18,715	18,432

Basic net income per common share	$0.93	$0.37
Diluted net income per common share	$0.92	$0.37

Salaries and employee benefits as a % of net revenue	69.5%	68.3%
General and administrative expense as a % of net revenue	24.0%	26.3%
Operating income as a % of net revenue	6.4%	5.4%

Heidrick & Struggles International, Inc.

Segment Information

(In thousands)

(Unaudited)

	Twelve Months Ended December 31,
	2015	2014	$ Change	% Change	2015 Margin *	2014 Margin *
Revenue:
Executive Search and Leadership Consulting
Americas	$300,473	$260,830	$39,643	15.2%
Europe	100,606	108,979	(8,373)	-7.7%
Asia Pacific	93,733	89,732	4,001	4.5%

Total Executive Search and Leadership Consulting	494,812	459,541	35,271	7.7%
Culture Shaping	36,327	34,751	1,576	4.5%

Revenue before reimbursements (net revenue)	531,139	494,292	36,847	7.5%
Reimbursements	17,172	18,947	(1,775)	-9.4%

Total revenue	$548,311	$513,239	$35,072	6.8%

Operating income:
Executive Search and Leadership Consulting
Americas	$67,672	$57,682	$9,990	17.3%	22.5%	22.1%
Europe	2,234	4,806	(2,572)	-53.5%	2.2%	4.4%
Asia Pacific	5,843	4,886	957	19.6%	6.2%	5.4%

Total Executive Search and Leadership Consulting	75,749	67,374	8,375	12.4%	15.3%	14.7%
Culture Shaping	4,913	4,621	292	6.3%	13.5%	13.3%

Total segments	80,662	71,995	8,667	12.0%	15.2%	14.6%
Global Operations Support	(46,600)	(45,342)	(1,258)	2.8%	-8.8%	-9.2%

Operating income	$34,062	$26,653	$7,409	27.8%	6.4%	5.4%

*	Margin based on revenue before reimbursements (net revenue).

Heidrick & Struggles International, Inc.

Consolidated Balance Sheets

(In thousands)

	December 31, 2015	As Adjusted December 31, 2014
	(Unaudited)
Current assets:
Cash and cash equivalents	$190,452	$211,352
Restricted cash	7,197	6,501
Accounts receivable, net	76,058	68,353
Prepaid expenses	19,197	14,536
Other current assets	11,250	12,205
Income taxes recoverable	4,809	5,288

Total current assets	308,963	318,235

Non-current assets:
Property and equipment, net	36,498	30,417
Assets designated for retirement and pension plans	16,857	19,426
Operating income (loss) Investments	14,145	13,709
Other non-current assets	11,115	8,292
Goodwill	131,122	122,176
Other intangible assets, net	18,687	20,939
Deferred income taxes	35,331	35,427

Total non-current assets	263,755	250,386

Total assets	$572,718	$568,621

Current liabilities:
Current portion of debt	$—	$6,000
Accounts payable	6,150	5,493
Accrued salaries and employee benefits	158,875	130,434
Deferred revenue, net	29,724	30,452
Other current liabilities	31,239	26,785
Income taxes payable	3,442	6,684

Total current liabilities	229,430	205,848

Non-current liabilities:
Non-current debt, less current maturities	—	23,500
Retirement and pension plans	35,949	39,892
Other non-current liabilities	52,537	54,717

Total non-current liabilities	88,486	118,109

Stockholders’ equity	254,802	244,664

Total liabilities and stockholders’ equity	$572,718	$568,621

Heidrick & Struggles International, Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Twelve Months Ended December 31,
	2015	2014
Cash flows - operating activities:
Net income	$17,132	$6,797
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,696	15,312
Deferred income taxes	(1,166)	237
Stock-based compensation expense	5,066	3,579
Accretion expense related to earnout payments	1,294	1,854
Cash paid for restructuring charges	—	(142)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(8,714)	217
Accounts payable	810	(2,113)
Accrued expenses	37,207	29,979
Deferred revenue	(236)	3,486
Income taxes (payable) recoverable, net	(3,257)	1,482
Retirement and pension assets and liabilities	(1,142)	4,477
Prepaid expenses	(4,388)	(207)
Other assets and liabilities, net	1,281	(8,194)

Net cash provided by operating activities	57,583	56,764

Cash flows - investing activities:
Restricted cash	—	(53)
Acquisition of business and earnout payments, net of cash acquired	(10,312)	—
Capital expenditures	(16,427)	(3,359)
Purchases of available for sale investments	(1,526)	(963)
Proceeds from sale of available for sale investments	758	1,084

Net cash used in investing activities	(27,507)	(3,291)

Cash flows - financing activities:
Debt repayment	(29,500)	(6,000)
Debt issuance costs	(473)	—
Cash dividends paid	(9,991)	(9,864)
Payment of employee tax withholdings on equity transactions	(878)	(406)
Acquisition earnout payments	(5,496)	(3,390)

Net cash used in financing activities	(46,338)	(19,660)

Effect of exchange rate fluctuations on cash and cash equivalents	(4,638)	(4,107)

Net (decrease) increase in cash and cash equivalents	(20,900)	29,706
Cash and cash equivalents at beginning of period	211,352	181,646

Cash and cash equivalents at end of period	$190,452	$211,352

Heidrick & Struggles International, Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Month Ended December 31,
	2015	2014
Cash flows - operating activities:
Net income	$1,260	$762
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,713	3,953
Deferred income taxes	(1,013)	(5,396)
Stock-based compensation expense	1,382	694
Accretion expense related to earnout payments	433	546
Cash paid for restructuring charges	—	(34)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	31,868	23,067
Accounts payable	2,121	64
Accrued expenses	42,568	31,753
Deferred revenue	(4,157)	(1,000)
Income taxes (payable) recoverable, net	(156)	3,702
Retirement and pension assets and liabilities	(1,211)	4,377
Prepaid expenses	(3,334)	350
Other assets and liabilities, net	4,149	(4,026)

Net cash provided by operating activities	77,623	58,812

Cash flows - investing activities:
Restricted cash	—	50
Acquisition of business and earnout payments, net of cash acquired	(10,312)	—
Capital expenditures	(2,530)	(750)
Purchases of available for sale investments	(124)	(67)
Proceeds from sale of available for sale investments	128	118

Net cash used in investing activities	(12,838)	(649)

Cash flows - financing activities:
Debt repayment	—	(1,500)
Debt issuance costs	(51)	—
Cash dividends paid	(2,495)	(2,500)

Net cash used in financing activities	(2,546)	(4,000)

Effect of exchange rate fluctuations on cash and cash equivalents	(747)	(2,348)

Net increase in cash and cash equivalents	61,492	51,815
Cash and cash equivalents at beginning of period	128,690	159,537

Cash and cash equivalents at end of period	$190,452	$211,352

Heidrick & Struggles International, Inc.

Reconciliation of Net Income and Operating Income (GAAP) to

Adjusted EBITDA (Non-GAAP)

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Revenue before reimbursements (net revenue)	$144,520	$121,262	$531,139	$494,292

Net income	1,260	762	17,132	6,797
Interest, net	178	(126)	(122)	(358)
Other, net	(690)	(1,664)	(2,386)	(2,108)
Provision for income taxes	3,513	1,252	14,422	17,390

Operating income	5,285	3,804	34,062	26,653

Adjustments
Salaries and employee benefits
Stock-based compensation expense	1,382	694	4,616	3,128
Senn Delaney retention awards	542	542	2,167	2,000
General and administrative expenses
Depreciation	2,303	2,589	8,788	9,802
Intangible amortization	1,410	1,364	4,908	5,510
Earnout accretion	433	546	1,294	1,854

Total adjustments	6,070	5,735	21,773	22,294

Adjusted EBITDA	$11,355	$9,539	$55,835	$48,947

Adjusted EBITDA Margin	7.9%	7.9%	10.5%	9.9%